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                                   EXHIBIT 21

                       Subsidiaries of Prime Retail, Inc.

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
                                                                                 STATE OR JURISDICTION OF
                                                                                     INCORPORATION OR
                                                                                       ORGANIZATION          % OWNED(1)
                                                                                ---------------------------  -------------
1.  Arizona Factory Shops Limited Partnership                                         Delaware                100
2.  Arizona Factory Shops Partnership                                                  Arizona                 50
3.  Bend Factory Outlets Limited Partnership                                          Delaware                100
4.  Buckeye Factory Shops Limited Partnership                                         Delaware                 75
5.  Carolina Factory Shops Limited Partnership                                        Delaware                100
6.  Castle Rock Factory Shops Partnership                                             Colorado                100
7.  Coeur d'Alene Factory Outlets Limited Partnership                                 Delaware                100
8.  Coral Isle Factory Shops Limited Partnership                                      Delaware                100
9.  Florida Keys Factory Shops Limited Partnership                                    Illinois                100
10. Gainesville Factory Shops Limited Partnership                                     Illinois                100
11. Grove City Factory Shops Partnership                                          Pennsylvania                100
12. Gulf Coast Factory Shops Limited Partnership                                      Illinois                100
13. Gulfport Factory Shops Limited Partnership                                        Delaware                100
14. Huntley Factory Shops Limited Partnership                                         Illinois                100
15. Indianapolis Factory Shops Limited Partnership                                    Illinois                100
16. Kansas City Factory Shops Limited Partnership                                     Delaware                100
17. Lebanon Factory Shops Limited Partnership                                         Delaware                100
18. Loveland Factory Shops Limited Partnership                                        Delaware                100
19. Magnolia Bluff Factory Shops Limited Partnership                                  Delaware                100
20. Market Street, Ltd.                                                              Tennessee                  2
21. Medina Factory Shops Limited Partnership                                          Delaware                100
22. Melrose Place, Ltd.                                                              Tennessee                100
23. Nebraska Crossing Factory Shops Limited Partnership                               Delaware                100
24. Nebraska Crossing Factory Shops Limited Partnership II                            Delaware                100
25. Oak Creek Factory Outlets Limited Partnership                                     Delaware                100
26. Ohio Factory Shops Partnership                                                        Ohio                100
27. Ohio Factory Shops Limited Partnership II                                         Delaware                100
28. Oxnard Factory Outlet Partners                                                  California                 50
29. Prime Northgate Plaza Limited Partnership                                         Delaware                100
30. Prime Retail, L.P.                                                                Delaware                 65*
31. Prime Retail Finance, Inc.                                                        Maryland                100
32. Prime Retail Finance II, Inc.                                                     Maryland                100
33. Prime Retail Finance III, Inc.                                                    Maryland                100
34. Prime Retail Finance IV, Inc.                                                     Maryland                100
35. Prime Retail Finance V, Inc.                                                      Maryland                100
36. Prime Retail Finance Limited Partnership                                          Delaware                100
37. Prime Retail Services, Inc.                                                       Maryland                 **
38. Prime Retail Services Limited Partnership                                         Delaware                  1
39. Prime Warehouse Row Limited Partnership                                           Illinois                100
40. Puerto Rico Factory Shops Limited Partnership                                     Delaware                100
41. San Marcos Factory Stores, Ltd.                                                      Texas                100
42. Sun Coast Factory Shops Limited Partnership                                       Delaware                100
43. Triangle Factory Stores Limited Partnership                                       Illinois                100
44. Warehouse Row, Ltd.                                                              Tennessee                  2
45. Warehouse Row II Limited Partnership                                             Tennessee                 65
46. Weisgarber Partners, Ltd.                                                        Tennessee                100
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(1) Reflects collective direct or indirect ownership interests of Prime Retail,
    Inc. and Prime Retail, L.P.

 *  Amount of ownership of common units.

**  Prime Retail, Inc. owns 100% of the preferred stock.